EXHIBIT 4.5

                                                           November 7, 2002


World Financial Network Credit Card Master Note Trust
c/o Chase Manhattan Bank USA, National Association
500 Stanton Christiana Road
OPS4, 3rd Floor
Newark, DE 19713
Attn:    Institutional Trust Services

World Financial Network Credit Card Master Note Trust
c/o JP Morgan Chase Bank
450 West 33rd St.
14th Floor
New York, New York 10001
Attn: Institutional Trust Services

World Financial Network National Bank
800 Techcenter Drive
Gahanna, OH 43230
Attn:  Treasurer


                      AMENDMENT TO ISDA MASTER AGREEMENT
                      ----------------------------------

Dear Ladies/Gentlemen:


     Reference is made to the ISDA Master Agreement, dated as of October 29, 2002 and effective as of November 7, 2002, between JPMorgan Chase Bank ("Morgan") and World Financial Network Credit Card Master Note Trust (the "Counterparty") (the "Agreement").

     The parties hereby agree to amend the Agreement as follows:

          1. Amendment to definition of "Approved Credit Support Document". Part 1, paragraph (o) of the Schedule to the Agreement is modified so that the definition of the term "Approved Credit Support Document" reads in its entirety as follows:

          " `Approved Credit Support Document' means a security agreement in the form of the 1994 ISDA Credit Support Annex (ISDA Agreements Subject to New York Law Only), as modified by the Paragraph 13 thereto, which Paragraph 13 will be in the form of Annex A to this Agreement;"

          2. Addition of Annex A to the Agreement. Annex A to this Amendment Agreement shall be inserted immediately following the signature page of the Schedule to the Agreement as Annex A to the Agreement.

     This Amendment shall be governed by, and construed in accordance with the law specified as the Governing Law in the Schedule to the Agreement and will be effective as of the date of the Agreement.


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     In all other respects, the Agreement, as amended, shall remain in full force and effect.

                                        Very truly yours,

                                        JPMORGAN CHASE BANK



                                        By:    /s/  James Dwyer
                                               ----------------------------
                                        Name:  James Dwyer
                                        Title: Vice President

Confirmed and agreed to as of the
date first above written:

WORLD FINANCIAL NETWORK CREDIT
CARD MASTER NOTE TRUST

By:  Chase Manhattan Bank USA, National Association,
not in its individual capacity but solely as owner trustee



By:    /s/ John J. Cashin
       ---------------------------
Name:  John J. Cashin
Title: Vice President

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


        ANNEX A TO THE AMENDMENT TO ISDA MASTER AGREEMENT, DATED AS OF
       NOVEMBER 7, 2002 BETWEEN JPMORGAN CHASE BANK AND WORLD FINANCIAL
                    NETWORK CREDIT CARD MASTER NOTE TRUST


                                                                      ANNEX A
                                                                      --------

                                PARAGRAPH 13 TO
                             CREDIT SUPPORT ANNEX

                            to the Schedule to the
                               Master Agreement

       dated as of October 29, 2002 and effective as of November 7, 2002 between

--------------------------------------------------------------------------------
   JPMORGAN CHASE BANK                and       WORLD FINANCIAL NETWORK CREDIT
        ("Morgan")                              CREDIT CARD MASTER NOTE
                                                         TRUST
                                                    ("Counterparty")
--------------------------------------------------------------------------------

Paragraph 13. Elections and Variables

(a) Security Interest for "Obligations". The term "Obligations" as used in this Annex includes no additional obligations with respect to either party.

(b)     Credit Support Obligations.

        (i)    Delivery Amount, Return Amount and Credit Support Amount.

               (A) "Delivery Amount" has the meaning specified in Paragraph
               3(a).

               (B) "Return Amount" has the meaning specified in Paragraph
               3(b).

               (C) "Credit Support Amount" shall not have the meaning specified in Paragraph 3(b) and, instead, will have the following meaning:

               "Credit Support Amount" means, for any Valuation Date, (i) the Secured Party's Modified Exposure for that Valuation Date minus
               (ii) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

          (ii) Eligible Collateral. The following items will qualify as "Eligible Collateral":






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



--------------------------------------------------------------------------------
                                                     Morgan        "Valuation
                                                                    Percentage"
--------------------------------------------------------------------------------
(A)      USD Cash                                       X             100%
--------------------------------------------------------------------------------
(B)      Negotiable debt obligations issued by          X           98.75%
         the U.S. Treasury Department having a
         remaining maturity of one year or less
         from the Valuation Date
--------------------------------------------------------------------------------

(C)      Negotiable debt obligations issued by the      X            91.7%
         U.S. Treasury Department having a remaining maturity of more than one year but less than ten years from the Valuation Date

--------------------------------------------------------------------------------
(D)      Negotiable debt obligations issued by the      X            80.5%
         U.S. Treasury Department having a remaining
         maturity of ten years or more From the
         Valuation Date
--------------------------------------------------------------------------------
(E)      Agency Securities having a remaining maturity  X           97.75%
         of one year or less from the Valuation Date
--------------------------------------------------------------------------------
(F)      Agency Securities having a remaining maturity  X            90.0%
         of more than one year but less than ten years
         from the Valuation Date
--------------------------------------------------------------------------------
(G)      Agency Securities having a remaining           X            78.5%
         maturity of ten years or more from the
         Valuation Date
--------------------------------------------------------------------------------
(H)      USD denominated Commercial Paper rated         X            96.5%
         A1/P1 by S&P and Moody's respectively, that
        (a) settles within DTC, (b) is  not issued by
         Morgan or any of its Affiliates and (c) has a
         remaining maturity of 30 days or less from the
         Valuation Date
--------------------------------------------------------------------------------

               For purposes of the foregoing:

               (a) "Agency Securities" means negotiable debt obligations which are fully guaranteed as to both principal and interest by the Federal National Mortgage Association, the Government National Mortgage Association or the Federal Home Loan Mortgage Corporation, but excluding (i) interest only and principal only securities and (ii) Collateralized Mortgage Obligations, Real Estate Mortgage Investment Conduits and similar derivative securities.

               (b) "DTC" shall mean The Depository Trust & Clearing Corporation, or its successor.

               (c) "Moody's" shall mean Moody's Investors Service, Inc., or its successor.

               (d) "S&P" shall mean Standard & Poor's Ratings Group, or its successor.

               (e) Eligible Collateral of the type described in Paragraph 13(b)(ii)(H) may never constitute more than 20% of the total Value of Posted Collateral.

               (f) The Value of Posted Collateral consisting of Eligible Collateral of the type described in Paragraph 13(b)(ii)(H) must be divided equally among at least three issuers.


       (iii) Other Eligible Support. There shall be no "Other Eligible Support" for purposes of this Annex, unless agreed in writing between the parties.

       (iv)    Thresholds.

               (A) "Independent Amount" means zero.

               (B) "Threshold" shall not apply with respect to the
                    Counterparty and, with respect to Morgan, shall mean the amounts determined on the basis of the lower of the Credit Ratings set forth in the following table, provided, however, that if (i) Morgan has no Credit Rating, or (ii) an Event of Default has occurred and is continuing with respect to Morgan, Morgan's Threshold shall be U.S.$0:

                    CREDIT RATING                      THRESHOLD
                  (S&P /Moody's/Fitch)                   Morgan
                  --------------------                   ------

               S&P: A-1 or above.                        Infinity

               Moody's (long-term senior unsecured
               debt of Morgan): A1 or above.

               Moody's (short-term senior unsecured
               debt of Morgan): P-1 or above.

               S&P: Below A-1.                           US$0

               Moody's (long-term senior unsecured
               debt of Morgan): Below A1 or A1 on
               negative watch.

               Moody's (short-term senior unsecured
               debt of Morgan): Below P-1
               or P-1 on negative watch.

             As used herein:

               "Credit Rating" means, with respect to (a) S&P, the rating assigned by S&P to the short-term senior unsecured debt of Morgan, and (b) Moody's, the rating assigned by Moody's to the long-term senior unsecured debt of Morgan or to the short-term senior unsecured debt of Morgan, as applicable.

               (C) "Minimum Transfer Amount", with respect to a party on any
                   Valuation Date, means U.S. $250,000.

               (D) Rounding. The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of $100,000, respectively.

     (c) Valuation and Timing.

         (i)  "Valuation Agent" means Morgan.

         (ii) "Valuation Date" means weekly on the last Local Business Day of each week or more frequently if agreed in writing by the parties.

         (iii) "Valuation Time" means the close of business in the city of the Valuation Agent on the Valuation Date or date of calculation, as applicable.

         (iv) "Notification Time" means 12:00 p.m., New York time, on a Local Business Day.

     (d) Conditions Precedent. With respect to Morgan, any Additional Termination Event (if Morgan is the Affected Party with respect to such Termination Event) will be a "Specified Condition".

     (e) Substitution.

         (i) "Substitution Date" has the meaning specified in Paragraph
             4(d)(ii).

        (ii) Consent. Inapplicable.

     (f) Dispute Resolution.

         (i) "Resolution Time" means 1:00 p.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

         (ii) Value. For the purposes of Paragraphs 5(i)(C) and 5(ii), the Value of Posted Credit Support other than Cash will be calculated as follows:

                  (A) with respect to any Eligible Collateral except Cash, the sum of (I) (x) the mean of the high bid and low asked prices quoted on such date by any principal market maker for such Eligible Collateral chosen by the Disputing Party, or (y) if no quotations are available from a principal market maker for such date, the mean of such high bid and low asked prices as of the first day prior to such date on which such quotations were available, plus (II) the accrued interest on such Eligible Collateral (except to the extent Transferred to a party pursuant to any applicable provision of this Agreement or included in the applicable price referred to in
                  (I) of this clause (A)) as of such date; multiplied by the applicable Valuation Percentage.

         (iii) Alternative. The provisions of Paragraph 5 will apply.

     (g) Holding and Using Posted Collateral.

         (i) Eligibility to Hold Posted Collateral; Custodians. Counterparty and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

                  (1)   Counterparty is not a Defaulting Party and

                  (2) Posted Collateral may be held only in the following jurisdictions: New York State.

                  Initially, the Custodian for Counterparty is: None

          (ii) Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Counterparty.

     (h)  Distributions and Interest Amount.

         (i) Interest Rate. "Interest Rate" for any day means, the Federal Funds Overnight Rate. For the purposes hereof, "Federal Funds Overnight Rate" means, for any day, an interest rate per annum equal to the rate published as the Federal Funds Effective Rate that appears on Telerate Page 118 for such day.

         (ii) Transfer of Interest Amount. The Transfer of the Interest Amount will be made monthly on the second Local Business Day of each calendar month.

         (iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

     (i) Additional Representation(s). Not Applicable.

     (j) Other Eligible Support and Other Posted Support.

          (i) "Value" with respect to Other Eligible Support and Other Posted Support means: Not Applicable.

         (ii) "Transfer" with respect to Other Eligible Support and Other Posted Support means: Not Applicable

     (k) Demands and Notices.




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

     All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:


         Counterparty:




         Morgan:



     (l) Addresses for Transfers.

         Counterparty: as set forth in notices to Morgan from time to time

         Morgan:


     (m) Other Provisions:

              (i) Modification to Paragraph 1: The following subparagraph (b) is substituted for subparagraph (b) of this Annex:

              (b) Secured Party and Pledgor. All references in this Annex to the "Secured Party" will be to Counterparty and all corresponding references to the "Pledgor" will be to Morgan.

             (ii) Modification to Paragraph 2: The following Paragraph 2 is substituted for Paragraph 2 of this Annex:

             Paragraph 2. Security Interest. The Pledgor hereby pledges to the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-Off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

               (iii) Modification to Paragraph 9: The following first clause of Paragraph 9 is substituted for the first clause of Paragraph 9 of this Annex:

               Paragraph 9. Representations. The Pledgor represents to the Secured Party (which representations will be deemed to be repeated as of each date on which it Transfers Eligible Collateral) that:


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

               (iv) Modifications to Paragraph 12: The following definitions of "Pledgor" and "Secured Party" are substituted for the definitions of those terms contained in Paragraph 12 of this Annex:

               "Pledgor" means Morgan, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

               "Secured Party" means Counterparty, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

               (v) Addition to Paragraph 12: The following definitions of "Modified Exposure" shall be added immediately after the definition of the term "Minimum Transfer Amount" and immediately prior to the definition of the term "Notification Time" in Paragraph 12 of this
          Annex:

               "Modified Exposure" means, for any Valuation Date, an amount equal to the greater of (i) the Secured Party's Exposure for that Valuation Date, (ii) the amount of the next scheduled payment that is required to be made by Morgan pursuant to the Transaction and (iii) one percent of the outstanding Notional Amount of the Transaction.

               (vi) Modification to Paragraph 12: Clause "(B)" of the definition of "Value" will be substituted to read in its entirety as follows:

               "(B) a security, the bid price obtained by the Valuation Agent from one of the Pricing Sources multiplied by the applicable Valuation Percentage, if any;"

               (vii) Addition to Paragraph 12: The following definition of "Pricing Sources" shall be added immediately after the definition of the term "Posted Credit Support" and immediately prior to the definition of the term "Recalculation Date" in Paragraph 12 of this
          Annex:

               "Pricing Sources" means the sources of financial information commonly known as Bloomberg, Bridge Information Services, Data Resources Inc., Interactive Data Services, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corporation, Reuters, Wood Gundy, Trepp Pricing, JJ Kenny, S&P and Telerate.



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





Accepted and Agreed:

JPMORGAN CHASE BANK



By:  __________________________________
Name:
Title:



WORLD FINANCIAL NETWORK CREDIT
CARD MASTER NOTE TRUST

By:  Chase Manhattan Bank USA, National Association,
not in its individual capacity but solely as owner trustee



By: _______________________________
Name:
Title:



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